Exhibit 21.1
SUBSIDIARIES AS OF JANUARY 31, 2019

Name	Jurisdiction
Adaptive Insights Co., Ltd.	Japan
Adaptive Insights Limited	United Kingdom
Adaptive Insights LLC	Delaware
Adaptive Insights, Ltd.	Canada
Adaptive Insights Pty Ltd	Australia
Canada Workday ULC	Canada
Rallyteam, Inc.	Delaware
Rallyteam Software Solutions, Inc.	Canada
Skipflag, Inc.	Delaware
Tri-Valley Resellers, LLC	Delaware
Vineyard Sound, LLC	Delaware
Workday (Beijing) Co., Ltd.	China
Workday (NZ) Unlimited	New Zealand
Workday (Thailand) Co., Ltd.	Thailand
Workday (UK) Limited	United Kingdom
Workday Asia Pacific Limited	Hong Kong
Workday Australia Pty Ltd	Australia
Workday Austria GmbH	Austria
Workday B.V.	Netherlands
Workday Belgium SPRL	Belgium
Workday CZ s.r.o	Czech Republic
Workday Denmark ApS	Denmark
Workday España SL	Spain
Workday Finland Oy	Finland
Workday France	France
Workday Global, Inc.	Delaware
Workday GmbH	Germany
Workday India Private Limited	India
Workday International Limited	Ireland
Workday Italy S.r.l.	Italy
Workday K.K.	Japan
Workday Korea Limited	South Korea
Workday Limited	Ireland
Workday Malaysia Sdn. Bhd.	Malaysia
Workday Norway AS	Norway
Workday Polska sp. z.o.o	Poland
Workday Singapore Pte. Ltd.	Singapore
Workday South Africa (Pty) Ltd	South Africa
Workday Sweden Aktiebolag	Sweden
Workday Switzerland GmbH	Switzerland